Exhibit 99.1

Novatel Wireless Reports Second Quarter 2013 Financial Results

Consolidated second quarter revenue increased 6% sequentially

SAN DIEGO--(BUSINESS WIRE)--August 7, 2013--Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of intelligent wireless solutions, announced financial results for the second quarter ended June 30, 2013.

Revenue in the second quarter was $91.1 million, up 6% compared to $85.9 million in the first quarter of 2013. GAAP net loss in the quarter was $7.9 million, or $(0.23) per share, improved from a loss of $9.1 million, or $(0.27) per share, in the first quarter of 2013. On a non-GAAP basis, net loss for the quarter was $6.7 million, or $(0.20) per share, improved from a loss of $7.4 million, or $(0.22) per share, in the first quarter of 2013. A reconciliation of GAAP to non-GAAP measures is included in the accompanying tables.

“In the second quarter we made solid progress across both M2M and mobile computing, which again drove sequential revenue growth,” said Peter Leparulo, CEO of Novatel Wireless. “We continued to advance our M2M business, led by 19% sequential growth of our asset management, or integrated, solutions for our targeted vertical markets – fleet management, asset tracking, after market telematics and telemetry. During the quarter, we built upon our industry leading product portfolio with the announcement of our SA 2100 and MT 3060 product families.

“In mobile computing, revenue from our MiFi® product line grew 6% sequentially, even while supply constraints moderately limited our shipments in the quarter. With the release of our Tri-band MiFi at Sprint, we have now launched 4G LTE MiFi products with all three major North American carriers. We are leveraging the MiFi technology platform into evolutionary new products that we intend to introduce in the near future.”

Recent Business Highlights

  On July 19, 2013, Novatel Wireless commercially launched its Tri-band MiFi 500 LTE device with Sprint, making it among the first tri-band devices to join Sprint’s family of mobile broadband devices providing access to Sprint’s 4G LTE network at 800MHz, 1.9GHz and 2.5GHz.
  On July 1, 2013, Novatel Wireless announced the availability of samples for the first products in its generation-skipping MT 3060 platform family. The new MT 3060 is an integrated, system-level solution that collects and controls critical vehicle data, and can reliably deliver that information to the cloud, all managed by Novatel Wireless' Services Enablement Platform.
  Novatel Wireless announced on July 18, 2013 that it started shipping its M2M Enabler® HS 3001 modules to Capstone Metering, LLC, a Texas-based technology company. The module will be part of the award-winning IntelliH2O® water meter solution by Capstone and is among the first smart water meter solutions to include cellular capabilities in the meter providing connectivity over Verizon Wireless' CDMA network.
  During the second quarter Novatel Wireless announced that Mesh Systems, a leader in delivering advanced M2M solutions to OEMs around the world, has selected Novatel Wireless for its newly certified CDMA2000 1X embedded M2M module. Novatel Wireless is shipping its Expedite® HS 3001 for integration into Mesh Systems' MeshVista EZRA™ Gateway Series.
  Lastly, during the quarter Novatel Wireless announced that its Enabler HS 3001 CDMA smart module for machine-to-machine applications has been certified for use on the Sprint network.

Third Quarter 2013 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of risks related to our business is included in the reports filed by the company with the Securities and Exchange Commission.

Our guidance for the third quarter of 2013 reflects current business indicators and expectations as of the date of this release. All figures are approximations based on management’s beliefs and assumptions as of the date of this release.

The company is in various stages of launching three major new products, some of which are going through carrier certification. The timing of certification and launches can be uncertain. Our guidance reflects the risks associated with the commercialization of those products.

Third Quarter 2013
Revenue	$90 - $100 million

Non-GAAP Gross Margin	21% - 22%

Non-GAAP EPS	$(0.14) - $(0.02)

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

  In the United States, call 1-877-317-6789
  International parties can access the call at 1-412-317-6789

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. A telephonic replay of the conference call will also be available one hour after the call and will run through August 15, 2013. To hear the replay, parties in the United States may call 1-877-344-7529 and enter conference code 100 314 15#. International parties may call 1-412-317-0088 and enter the same code.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi Intelligent Mobile Hotspots, Ovation™ USB modems, Expedite embedded modules, Mobile Tracking Solutions, Asset Tracking Solutions, and Enabler smart M2M modules. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our financial results for the second quarter ended June 30, 2013 and our outlook for the third quarter of 2013, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, certain litigation settlements, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Adjusted EBITDA and Non-GAAP net income, earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present adjusted EBITDA and non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless’ underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.
  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2013 Novatel Wireless. All rights reserved. MiFi, Expedite, Enabler, Enfora, N4A, and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2013	2012
	(Preliminary and unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$24,863	$16,044
Marketable securities	21,203	38,064
Restricted marketable securities	1,583	-
Accounts receivable, net	39,582	42,652
Inventories	28,897	39,016
Deferred tax assets, net	126	126
Prepaid expenses and other	5,443	4,829
Total current assets	121,697	140,731

Property and equipment, net	13,392	15,229

Marketable securities	11,586	1,201

Intangible assets, net	2,635	3,163

Deferred tax assets, net	468	584

Other assets	618	623
Total assets	$150,396	$161,531

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$48,636	$45,732
Accrued expenses	27,593	27,800
Short-term bridge loan facility	1,583	-
Total current liabilities	77,812	73,532

Other long-term liabilities	2,557	2,552

Total liabilities	80,369	76,084

Stockholders' equity:

Common stock	34	34
Additional paid-in capital	440,109	438,477
Accumulated other comprehensive income (loss)	(24)	14
Accumulated deficit	(345,092)	(328,078)
	95,027	110,447
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	70,027	85,447

Total liabilities and stockholders' equity	$150,396	$161,531

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Preliminary and unaudited)	(Unaudited)	(Preliminary and unaudited)	(Unaudited)

Net revenues	$91,124	$102,446	$177,045	$202,596
Cost of net revenues	72,100	79,195	141,173	158,357
Gross profit	19,024	23,251	35,872	44,239

Operating costs and expenses:
Research and development	13,018	14,457	26,829	30,286
Sales and marketing	5,854	7,310	11,610	14,988
General and administrative	7,755	5,702	14,081	11,236
Goodwill and intangible assets impairment	-	-	-	29,337
Amortization of purchased intangible assets	141	227	281	664
Total operating costs and expenses	26,768	27,696	52,801	86,511

Operating loss	(7,744)	(4,445)	(16,929)	(42,272)

Other income (expense):
Interest income, net	21	83	78	166
Other income (expense), net	(65)	(153)	(142)	(146)

Loss before income taxes	(7,788)	(4,515)	(16,993)	(42,252)

Income tax (benefit) provision	104	(15)	21	169

Net loss	$(7,892)	$(4,500)	$(17,014)	$(42,421)

Per share data:

Net loss per share:
Basic and diluted	$(0.23)	$(0.14)	$(0.50)	$(1.31)

Weighted average shares used in computation of net loss per share:
Basic and diluted	33,915	32,674	33,817	32,485

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Preliminary and unaudited)	(Unaudited)	(Preliminary and unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(7,892)	$(4,500)	$(17,014)	$(42,421)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
Loss on sale/disposal of fixed asset	18	15	18	28
Depreciation and amortization	2,234	2,979	4,544	6,972
Loss on goodwill and purchased intangible assets impairment	-	-	-	29,337
Provision for bad debts	226	50	382	88
Net impairment loss on marketable securities	-	39	-	39
Inventory provision	1,758	65	1,823	316
Share-based compensation expense	940	1,823	1,889	3,657
Non-cash income tax expense (benefit)	72	(14)	(48)	97
Changes in assets and liabilities:
Accounts receivable	3,715	1,713	2,689	(11,271)
Inventories	(465)	3,645	8,296	2,398
Prepaid expenses and other assets	(663)	(385)	(608)	(2,250)
Accounts payable	4,966	(8,186)	4,322	(10,869)
Accrued expenses, income taxes, and other	(291)	(2,475)	208	425

Net cash provided by (used in) operating activities	4,618	(5,231)	6,501	(23,454)

Cash flows from investing activities:
Purchases of property and equipment	(873)	(2,418)	(3,725)	(3,588)
Purchases of marketable securities	(5,907)	(6,385)	(9,661)	(17,530)
Marketable securities maturities/sales	11,357	6,585	14,516	12,059

Net cash provided by (used in) investing activities	4,577	(2,218)	1,130	(9,059)
Cash flows from financing activities:
Proceeds from the issuance of short-term debt	3,000	-	10,000	-
Principal repayments of short-term debt	(6,266)	-	(8,444)	-
Restricted cash related to short-term debt	661	-	-	-
Principal payments under capital lease obligations	-	(17)	-	(46)
Proceeds from stock option exercises and ESPP net of taxes paid on vested restricted stock units	43	945	(261)	734
Net cash provided by (used in) financing activities	(2,562)	928	1,295	688
Effect of exchange rates on cash and cash equivalents	(42)	(62)	(107)	(47)

Net increase (decrease) in cash	6,591	(6,583)	8,819	(31,872)
Cash and cash equivalents, beginning of period	18,272	21,780	16,044	47,069
Cash and cash equivalents, end of period	$24,863	$15,197	$24,863	$15,197

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
Three and Six Months Ended June 30, 2013
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013		June 30, 2013

	Net Income (Loss)	Income (Loss) Per Share, Diluted	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net loss	$(7,892)	(0.23)	$(17,014)	$(0.50)

Adjustments:
Share-based compensation expense (a)	940	0.03	1,889	0.06

Acquisition related charges (b)	224	0.00	448	0.01

Income tax adjustments (c)	67	0.00	(53)	(0.00)

Severance (d)	-	-	663	0.02
Non-GAAP net loss	$(6,661)	$(0.20)	$(14,067)	$(0.41)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Adjustments for certain deferred tax valuation activity.

(d) Adjustments reflect reduction in force costs.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended June 30, 2013
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-GAAP

Cost of net revenues	$72,100	$80	$83	$71,937

Operating costs and expenses:
Research and development	13,018	288	-	12,730
Sales and marketing	5,854	199	-	5,655
General and administrative	7,755	373	-	7,382
Goodwill and intangible assets impairment	-	-	-	-
Amortization of purchased intangibles	141	-	141	-
Total operating costs and expenses	$26,768	860	141	$25,767

Total		$940	$224

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Six Months Ended June 30, 2013
(in thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Severance (c)	Non-GAAP

Cost of net revenues	$141,173	$56	$167	$40	$140,910

Operating costs and expenses:
Research and development	26,829	579	-	433	25,817
Sales and marketing	11,610	403	-	185	11,022
General and administrative	14,081	851	-	5	13,225
Amortization of purchased intangibles	281	-	281	-	-
Total operating costs and expenses	$52,801	1,833	281	623	$50,064

Total		$1,889	$448	$663

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles.

(c) Includes reduction in force costs.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Preliminary Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three & Six Months Ended June 30, 2013
(in thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013

Loss before income taxes	$(7,788)	$(16,993)
Depreciation and amortization	2,234	4,544
Share-based compensation expense	940	1,889
Severance	-	663
Other expense (income)	44	64
Adjusted EBITDA	$(4,570)	$(9,833)

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Segment Reporting
Three & Six Months Ended June 30, 2013 and 2012
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Preliminary and unaudited)	(Unaudited)	(Preliminary and unaudited)	(Unaudited)
Net revenues by reportable segment:
Mobile Computing Products	$80,823	$92,552	$156,443	$183,431
M2M Products and Solutions	10,301	9,894	20,602	19,165
Total	$91,124	$102,446	$177,045	$202,596

Operating loss by reportable segment:
Mobile Computing Products	$(3,348)	$(718)	$(8,848)	$(4,188)
M2M Products and Solutions	(4,396)	(3,727)	(8,081)	(38,084)
Total	$(7,744)	$(4,445)	$(16,929)	$(42,272)

			June 30,	December 31,
			2013	2012
			(Preliminary and unaudited)
Identifiable assets by reportable segment:
Mobile Computing Products			$131,536	$141,045
M2M Products and Solutions			18,860	20,486
Total			$150,396	$161,531

CONTACT:
The Blueshirt Group for Novatel Wireless
Investor contact:
Chris Danne and Matthew Hunt
415-217-5865 or 415-489-2194
chris@blueshirtgroup.com
matt@blueshirtgroup.com
or
Novatel Wireless, Inc.
Media contact:
Charlotte Rubin, 858-812-3431
crubin@nvtl.com